Rule 424(b)(3)
                                             Registration No. 33-62777


PRICING SUPPLEMENT NO.   13    dated     November 10, 1997



                        THE WALT DISNEY COMPANY


                           Medium-Term Notes


This Pricing Supplement accompanies and supplements the Prospectus dated March 7, 1996, as supplemented by the Prospectus Supplement, dated
March 7, 1996.

The Notes have the following terms (as applicable):

Rate:    /X/ Fixed Rate   / / Floating Rate   / / Zero Coupon
         / / Discount

Form:    /X/ Book-Entry   / / Definitive

Principal Amount:        $65,000,000

Original Issue Price:    109.834%

CUSIP No:   25468PAN6

Proceeds to the Company:  $71,392,100

Discount or Commission to Agents:   N/A

Original Issue Discount:  N/A

Original Issue Date:      11/14/97

Stated Maturity:          12/14/98

Yield to Maturity:        N/A

Interest Rate Per Annum (for Fixed Rate Notes):   15.0%

Interest Payment Dates:
     / /  Third Wednesday of each month
     / /  Third Wednesday of each March, June,
            September and December
     / /  Third Wednesday of each ________________
            and _________________
     / /  Third Wednesday of each ________________
     /X/  Other (specify)  May 14, 1998, November 14, 1998 and
                           December 14, 1998

Regular Record Dates:
     /X/ Fifteenth day (whether or not a Business Day) immediately preceding the related Interest
            Payment Date
     / /  Other (specify)

Interest Payment Period:
     / /  Monthly
     / /  Quarterly
     /X/  Semiannually and upon maturity
     / /  Annually

Calculation Agent:   Citibank, N.A.

Plan of Distribution:  Lehman Brothers has acted as agent for the Company in connection with the sale of the Notes.